UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 2 TO CURRENT REPORT

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2002

MARTEK BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

000-22354	52-1399362
(Commission File Number)	(IRS Employer Identification No.)

6480 Dobbin Road, Columbia, Maryland 21045
(Address of principal executive offices)

Registrant’s telephone number including area code: (410) 740-0081

None
(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements and Exhibits

On May 3, 2002, Martek Biosciences Corporation filed a Current Report on Form 8-K announcing the purchase of OmegaTech, Inc. This Form 8-K/A includes the Martek and OmegaTech unaudited pro forma condensed consolidated financial information for the year ended October 31, 2002.

(b)	Pro Forma Financial Information

       Unaudited Pro Forma Condensed Consolidated Financial Statements of Martek and OmegaTech, which include the following:

(i)	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended October 31, 2002

(iii)	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)	Exhibits

23.1	Consent of Ernst & Young LLP (filed herewith)
99.1	Press Release dated April 25, 2002 (previously filed)
99.2	Agreement and Plan of Merger, dated March 25, 2002, by and among Martek Biosciences Corporation, OmegaTech, Inc. and OGTAQ Corp. (previously filed)*
99.3	First Amendment to the Agreement and Plan of Merger dated as of March 25, 2002 by and among OmegaTech, Inc., Martek Biosciences Corporation, and OGTAQ Corp., dated April 24, 2002 by and among Martek Biosciences Corporation, OmegaTech, Inc., OGTAQ Corp. and Robert Zuccaro, in his capacity as the Stockholders’ Representative. (previously filed)*
99.4	Second Amendment to the Agreement and Plan of Merger dated as of March 25, 2002, as amended on April 24, 2002, by and among OmegaTech, Inc., a Delaware corporation, Martek Biosciences Corporation, a Delaware corporation, and OGTAQ Corp., a Delaware corporation, entered into as of July 27, 2002 by and among Martek, Martek Biosciences Boulder Corporation (formerly called OmegaTech, Inc.) and Robert Zuccaro, in his capacity as the Stockholders’ Representative. (previously filed)*

*These Exhibits contain a list briefly identifying the contents of all omitted schedules and Martek will furnish supplementally a copy of any omitted schedule to the Commission at its request.

MARTEK BIOSCIENCES CORPORATION
INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On April 25, 2002, Martek acquired OmegaTech, Inc., a Delaware corporation by the statutory merger (the “Merger”) of a wholly owned subsidiary of Martek, OGTAQ Corp., a Delaware corporation (“Merger Sub”), with and into OmegaTech. The Merger was accomplished pursuant to the Agreement and Plan of Merger dated as of March 25, 2002 by and among Martek, OmegaTech and the Merger Sub, as amended (the “Merger Agreement”). The Merger occurred following the approval of the Merger Agreement by the OmegaTech stockholders and the satisfaction of other closing conditions. Following the completion of the Merger, OmegaTech changed its name to Martek Biosciences Boulder Corporation.

Prior to the Merger, OmegaTech was a biotechnology company dedicated to the research, development and commercialization of biologically active compounds that provide clinically proven preventative and therapeutic health benefits.

As a result of the Merger, Martek became the owner of 100% of the issued and outstanding common stock of OmegaTech and each outstanding share of OmegaTech common stock was converted into .04224 shares of Martek common stock. Options to purchase OmegaTech common stock pursuant to OmegaTech’s 1996 Stock Option Plan and certain non-plan option agreements were assumed by Martek and such options will remain outstanding as options to purchase shares of Martek common stock.

In exchange for the acquisition by Martek of all of the outstanding capital stock of OmegaTech, Martek issued a total of 863,157 shares of Martek common stock to former OmegaTech stockholders at the closing, and Martek reserved, as of the closing, 154,589 shares of Martek common stock for issuance upon the exercise of options assumed pursuant to the Merger. In addition, at the closing, Martek issued to former OmegaTech stockholders and option holders non-transferable rights to receive, in the aggregate, up to 2,290,533 additional shares of Martek common stock, subject to certain adjustments, if certain operational and financial targets are achieved between April 25, 2002 and October 31, 2004. In no event will the aggregate number of shares of Martek common stock issued pursuant to the Merger exceed 4,210,926. The shares of Martek common stock issued at the closing of the Merger were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D. Martek has filed a registration statement on Form S-3 to permit public resales of shares issued to former OmegaTech stockholders at the closing.

At the closing and included in the 4,210,926 shares that may be issued in the Merger, Martek also issued 760,826 shares of Martek common stock (the “Directed Shares”) into various escrow accounts to satisfy OmegaTech’s pre-closing liabilities to certain lenders and vendors and on May 20, 2002 issued 141,745 shares of Martek common stock to certain employees to satisfy certain liabilities of OmegaTech (the “Non Compete Shares”). The Directed Shares and the Non Compete Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended. A number of shares equal to the Directed Shares that are not required to be used to pay those liabilities and any costs incurred in connection with such payment, will be distributed to former OmegaTech stockholders on a pro rata basis.

The aggregate purchase price of approximately $54,065,000, including acquisition costs, is currently allocated as follows:

(amounts in thousands)
Trademarks	$1,803
Patents	3,039
Core technology	1,708
Current products	10,676
In-process research and development	15,788
Goodwill	25,568

Total intangible assets purchased	58,582
Tangible net liabilities assumed, at fair value	(4,517)

Total aggregate purchase price	$54,065

MARTEK BIOSCIENCES CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2002

(in thousands, except per share data)

	Martek		Pro forma
	Biosciences	OmegaTech,	Adjustments		Pro Forma
	Corporation	Inc.	(See Note 2)		Consolidated

Revenues	$46,055	$2,807			$48,862
Costs and expenses:
Cost of revenues	29,794	2,106			31,900
Research and development	11,648	1,842			13,490
Acquired in-process research and development	15,788	—	(15,788)	A	—
Restructuring	1,266	—			1,266
Selling, general and administrative	12,344	6,285	(1,378)	B	17,251
Other operating expenses	406	—			406

Total costs and expenses	71,246	10,233	(17,166)		64,313

Loss from operations	(25,191)	(7,426)	17,166		(15,451)

Other income (expense), net	958	(2,629)	2,629	C	958

Net income (loss)	$(24,233)	$(10,055)	$19,795		$(14,493)

Net loss per share, basic and diluted	$(1.10)				$(0.63)

Weighted average common shares outstanding	21,982		883		22,865	D

MARTEK BIOSCIENCES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised, as additional information becomes available. The pro forma financial information does not necessarily represent what Martek’s financial position or results of operations would actually have been if the transaction in fact had occurred on that date or the results of operations for any future period. These pro forma financial statements for the period presented exclude the one time charge of $15.8 million for in-process research and development related to the purchase of Omegatech, Inc. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the audited financial statements and notes incorporated by reference from Martek Biosciences Corporation’s 2002 Annual Report on Form 10-K into this Form 8-K/A.

The unaudited pro forma condensed consolidated statement of operations for the year ended October 31, 2002 gives effect to the purchase of OmegaTech as if the transaction had occurred on November 1, 2001. The unaudited pro forma condensed consolidated statement of operations includes the consolidated results of Martek for the year ended October 31, 2002 with the results of Omegatech for the six months ended March 31, 2002. The unaudited pro forma condensed consolidated balance sheet as of October 31, 2002 is not included herein because the purchase of Omegatech occurred on April 25, 2002 and is therefore included in Martek’s consolidated balance sheets included in Martek’s Annual Report on Form 10-K for the year ended October 31, 2002.

2.	PRO FORMA ADJUSTMENTS

(A)  To eliminate the portion of the OmegaTech purchase price that was allocated to in-process research and development and expensed as a one-time charge by Martek in the quarter ended April 30, 2002.

(B)  Consists of the following adjustments:

•	$518,000 to record the net additional amortization expense as a result of the allocation of a portion of the purchase price to identifiable intangible assets;

•	($823,000) to eliminate acquisition related fees and expenses;

•	($334,000) to eliminate costs associated with OmegaTech’s settlement of a third party license agreement that was accounted for by Martek as part of the purchase price consideration;

•	($65,000) to give effect to reduced depreciation expense as a result of fair market value adjustments to OmegaTech machinery and equipment;

•	($292,000) to reduce labor costs for personnel restructuring implemented upon the purchase of OmegaTech; and

•	($382,000) to eliminate stock-based compensation for OmegaTech consultant options and options granted to OmegaTech employees at below fair market value. These options were converted to Martek options upon the purchase of OmegaTech.

(C)	Consists of the following adjustments:

•	$2,448,000 to eliminate interest expense related to the issuance of warrants in an OmegaTech bridge financing in January 2002 which was paid off upon the purchase of OmegaTech; and

•	$181,000 to eliminate interest expense on an OmegaTech debt which was paid off upon the purchase of OmegaTech.

(D)  Pro forma weighted average shares include approximately 1,766,000 shares assumed outstanding for the year ended October 31, 2002 in connection with the pro forma completion of the acquisition on November 1, 2001. Stock options and warrants outstanding have been excluded from the calculation because their effects are anti-dilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEK BIOSCIENCES CORPORATION (Registrant)

Date: April 1, 2003	By /s/ Peter L. Buzy Peter L. Buzy Chief Financial and Accounting Officer